Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Doug Milner

Senior Vice President

Regions Bank

Corporate Trust

3773 Richmond Avenue, Suite 1100

Houston, Texas 77046

Phone: (713) 244-8041

(Name, address and telephone number of agent for service)

Southwestern Energy Company

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants) (Exact name of obligor as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Senior Debt Securities

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS (1)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

Angelina Gathering Company, LLC	Texas	71-0205415
A.W. Realty Company, LLC	Texas	71-0205415
SWN Drilling Company, LLC	Texas	71-0205415
SWN E & P Services, LLC	Texas	71-0205415
SWN Energy Services Company, LLC	Texas	71-0205415
SWN International, LLC	Delaware	71-0205415
SWN Midstream Services Company, LLC	Texas	71-0205415
SWN Producer Services, LLC	Texas	71-0205415
SWN Production Company, LLC	Texas	71-0205415
SWN Production (Louisiana), LLC	Texas	71-0205415
SWN Production (Ohio), LLC	Texas	71-0205415
SWN Water Resources Company, LLC	Texas	71-0205415
SWN Well Services, LLC	Texas	71-0205415

The address, including zip code, and telephone number, including area code, of each of the Subsidiary Guarantor Registrant’s principal executive offices is 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000. The name, address, and telephone number of the agent for service for each Subsidiary Guarantor Registrant is Christopher W. Lacy, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309 Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.

Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-223626) filed with the Securities and Exchange Commission).

Exhibit 2.	Not applicable

Exhibit 3.

Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-202769) filed with the Securities and Exchange Commission).

Exhibit 4.

A copy of the bylaws of the trustee as now in effect (incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-227903) filed with the Securities and Exchange Commission).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state-chartered bank organized under the laws of the state of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Houston, Texas on the 8th day of December 2021.

REGIONS BANK

/s/ Doug Milner
Doug Milner
Senior Vice President

EXHIBIT 6

December 8, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: December 8, 2021
Very truly yours,

REGIONS BANK

/s/ Doug Milner
Doug Milner
Senior Vice President

Exhibit 7

REGIONS BANK

Consolidated Report of Condition of

Regions Bank

As of the close of business on September 30, 2021

Regions Bank
Legal Title of Bank
Birmingham
City
AL 35203
State Zip Code
FDIC Certificate Number: 12368

FFIEC 031
Page 17 of 91
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2021

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	1,897,000	1.a
b. Interest-bearing balances (2)			0071	25,720,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)(3)			JJ34	945,000	2.a
b. Available-for-sale debt securities (from Schedule RC-B, column D)			1773	28,964,000	2.b
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	355,000	2.c
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	0	3.a
			RCFD		
b. Securities purchased under agreements to resell (5,6)			B989	0	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	925,000	4.a
b. Loans and leases held for investment	B528	83,270,000			4.b
c. LESS: Allowance for loan and lease losses(7)	3123	1,428,000			4.c
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	**81,842,000**	4.d
5. Trading assets (from Schedule RC-D)			3545	9,000	5
6. Premises and fixed assets (including capitalized leases)			2145	2,285,000	6
7. Other real estate owned (from Schedule RC-M)			2150	17,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	119,000	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets (from Schedule RC-M)			2143	5,219,000	10
11. Other assets (from Schedule RC-F)(6)			2160	7,046,000	11
12. Total assets (sum of items 1 through 11)			2170	**155,343,000**	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
(4) Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
(5) Includes all securities resale agreements, regardless of maturity.
(6) Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
(7) Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.

Regions Bank
Legal Title of Bank
FDIC Certificate Number: 12368

FFIEC 031
Page 18 of 91
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands			RCON	Amount	
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)			2200	133,779,000	13.a
(1) Noninterest-bearing (1)	6631	58,860,000			13.a.1
(2) Interest-bearing	6636	74,919,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		
(from Schedule RC-E, Part II)			2200	0	13.b
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	0			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (2)			B993	0	14.a
			RCFD		
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	0	15
16. Other borrowed money (includes mortgage indebtedness)(from Schedule RC-M)			3190	33,000	16
17. and 18. Not applicable			RCFD		
19. Subordinated notes and debentures (4)			3200	496,000	19
20. Other liabilities (from Schedule RC-G)			2930	2,933,000	20
21. Total liabilities (sum of items 13 through 20)			2948	**137,241,000**	21
22. Not applicable					
Equity Capital					
Bank Equity Capital					
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	0	24
25. Surplus (exclude all surplus related to preferred stock)			3839	16,399,000	25
26. a. Retained earnings			3632	1,153,000	26.a
b. Accumulated other comprehensive income (5)			B530	532,000	26.b
c. Other equity capital components (6)			A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)			3210	**18,084,000**	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries			3000	18,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)			G105	**18,102,000**	28
29. Total liabilities and equity capital (sum of items 21 and 28)			3300	**155,343,000**	29

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Regions Bank FFIEC 031 Legal Title of Bank Page 19 of 91 FDIC Certificate Number: 12368 RC-3 Schedule RC—Continued Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external RCFD Number auditors as of any date during 2020 6724 N/A M.1 1a = An integrated audit of the reporting institution’s financial 2b = An audit of the reporting institution’s parent holding company’s statements and its internal control over financial reporting consolidated financial statements only conducted in accordance conducted in accordance with the standards of the American with the auditing standards of the AICPA or the PCAOB by an Institute of Certified Public Accountants (AICPA) or Public independent public accountant that submits a report on the Company Accounting Oversight Board (PCAOB) by an consolidated holding company (but not on the institution independent public accountant that submits a report on separately) the institution 3 = This number is not to be used. 1b = An audit of the reporting institution’s financial statements only 4 = Directors’ examination of the bank conducted in accordance with conducted in accordance with the auditing standards of the generally accepted auditing standards by a certified public AICPA or the PCAOB by an independent public accountant that accounting firm (may be required by state chartering authority) submits a report on the institution. 5 = Directors’ examination of the bank performed by other external 2a = An integrated audit of the reporting institution’s parent holding auditors (may be required by state chartering authority) company’s consolidated financial statements and its internal 6 = Review of the bank’s financial statements by external auditors control over financial reporting conducted in accordance with the 7 = Compilation of the bank’s financial statements by external standards of the AICPA or the PCAOB by an independent public auditors accountant that submits a report on the consolidated holding 8 = Other audit procedures (excluding tax preparation work) company (but not on the institution separately). 9 = No external audit work To be reported with the March Report of Condition. RCON MMDD 2. Bank’s fiscal year-end date(report the date in MMDD format) 8678 N/A M.2